Exhibit 3.3

CERTIFICATE OF FORMATION

OF

SUMMIT MIDSTREAM HOLDINGS, LLC

This Certificate of Formation of Summit Midstream Holdings, LLC (the “LLC”), dated as of March 30, 2011, is being duly executed and filed by Steve Newby, as an authorized person, to form a limited liability company under Section 18-201 of the Delaware Limited Liability Company Act.

FIRST:                                                      The name of the limited liability company formed hereby is Summit Midstream Holdings, LLC.

SECOND:                                       The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The name of the registered agent for service of process on the LLC in the State of Delaware at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Steve Newby
Steve Newby
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:11 PM 03/30/2011
FILED 08:11 PM 03/30/2011
SRV 110361620 – 4962423 FILE